Exhibit 99.1

FOR IMMEDIATE RELEASE

March 29, 2018

Strategic Storage Growth Trust, Inc. Reports 2017 Fourth Quarter Results

LADERA RANCH, CA – March 29, 2018 –Strategic Storage Growth Trust, Inc. (“SSGT”) announced continued growth in total revenues, same-store revenues, net operating income (“NOI”), occupancy and annualized rent per occupied square footage as part of its overall operating results for the three and twelve months ended December 31, 2017.

“With the seven acquisitions completed during 2017, as well as three additional properties acquired in the first quarter of 2018, we have deployed the capital raised during the closedown of our public offering into assets that we believe have positioned the company for continued growth as these properties stabilize” said H. Michael Schwartz, chairman and chief executive officer of Strategic Storage Growth Trust. “We are excited to report continued double-digit growth in revenue and NOI for our same-store year-over-year comparisons in both the fourth quarter and fiscal year 2017.”

Fourth Quarter 2017 Highlights

•Increased total revenue by approximately $1.7 million, or 66%, when compared to the same period in 2016.

•Increased same-store revenues and NOI by 10.0% and 14.9%, respectively, compared to the same period in 2016.

•	Increased same-store average physical occupancy by approximately 3.2% to 92.5% from 89.3% compared to the same period in 2016.

•	Increased same-store annualized rent per occupied square foot by approximately 5.5% to $12.75 from $12.08 compared to the same period in 2016.
•	Increased cash flows from operations by approximately $1.3 million, or 257%, when compared to the same period in 2016.

•	Increased modified funds from operations by approximately $1.2 million, or 292%, when compared to the same period in 2016.

Year-to-Date Highlights

•Increased total revenue by approximately $4.5 million, or 48%, when compared to the same period in 2016.

•Increased same-store revenues and NOI by 15.2% and 26.1%, respectively, compared to the same period in 2016.

•	Increased same-store average physical occupancy by approximately 5.3% to 94.2% from 88.9% compared to the same period in 2016.

•	Increased same-store annualized rent per occupied square foot by approximately 8.7% to $11.97 from $11.01 compared to the same period in 2016.
•	Increased cash flows from operations by approximately $1.9 million, or 1118%, when compared to the same period in 2016.

•	Increased modified funds from operations to approximately $3.8 million from a loss of approximately $1.1 million compared to the same period in 2016.

Quarterly Distribution

On March 14, 2018, SSGT’s board of directors declared a daily distribution in the amount of $0.0010958904 per share on outstanding shares of common stock, payable to both Class A and Class T stockholders of record of such shares shown on its books as of the close of business each day during the period commencing April 1, 2018 and ending June 30, 2018. In connection with this distribution, after the stockholder servicing fee is paid, approximately $0.0008 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

Capital Transactions

KeyBank Facility

On December 20, 2017, SSGT entered into a new credit agreement with KeyBank National Association and obtained a new senior secured revolving loan (the “Amended KeyBank Facility”) with a term of one year, maturing on December 20, 2018. The maximum potential amount we may borrow under the Amended KeyBank Facility is $50 million.

Baseline Loan

In January 2018, we repaid the mortgage on our property in Phoenix, Arizona in full.

Potential Acquisitions

Gilbert, Arizona

On April 5, 2017, a subsidiary of SSGT executed a purchase and sale agreement with an unaffiliated third party for the acquisition of property that is being developed into a self storage facility located in Gilbert, AZ (the “Riggs Road Property”). The purchase price for the Riggs Road Property is $10.0 million. SSGT expects the acquisition of the Riggs Road Property to close in the third quarter of

2018 after construction is complete on the self storage facility and a certificate of occupancy has been issued.

Las Vegas, Nevada

On May 9, 2017, a subsidiary of SSGT entered into an assignment with a subsidiary of its sponsor in which the subsidiary of its sponsor assigned SSGT a purchase and sale agreement with an unaffiliated third party for the acquisition of property that is being developed into a self storage facility located in Las Vegas, NV (the “Deer Springs Property”). The purchase price for the Deer Springs Property is approximately $9.2 million. SSGT expects the acquisition of the Deer Springs Property to close in the third quarter of

2018 after construction is complete on the self storage facility and a certificate of occupancy has been issued.

McKinney, Texas

On March 6, 2018, a subsidiary of SSGT entered into a purchase and sale agreement with an unaffiliated third party for the acquisition of an existing self storage facility located in McKinney, Texas (the “McKinney Property”). The purchase price for the McKinney Property is approximately $10.6 million. SSGT expects the acquisition of the McKinney Property to close in the second quarter of 2018.

Subsequent Events

Pembroke Pines, Florida

On February 1, 2018, SSGT closed on a newly constructed self storage facility following the issuance of a certificate of occupancy located in Pembroke Pines, Florida for a purchase price of approximately $15.7 million, plus closing costs and acquisition fees, which was funded with the net proceeds from SSGT’s offering. We incurred acquisition fees of approximately $0.3 million in connection with the acquisition.

Riverview, Florida

On February 21, 2018, SSGT closed on a newly constructed self storage facility following the issuance of a certificate of occupancy located in Riverview, Florida for a purchase price of approximately $7.8 million, plus closing costs and acquisition fees, which was funded with net proceeds from SSGT’s offering. We incurred acquisition fees of approximately $0.1 million in connection with the acquisition.

Eastlake, California

On March 9, 2018, SSGT closed on a newly constructed self storage facility following the issuance of a certificate of occupancy located in Eastlake, California for a purchase price of approximately $17.0 million, plus closing costs and acquisition fees, which was funded with net proceeds from SSGT’s offering. We incurred acquisition fees of approximately $0.3 million in connection with the acquisition.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Real estate facilities:
Land	$40,955,234	$24,315,650
Buildings	125,878,582	57,722,965
Site improvements	9,527,049	5,542,989
	176,360,865	87,581,604
Accumulated depreciation	(7,052,779)	(3,300,523)
	169,308,086	84,281,081
Construction in process	10,753,238	2,174,191
Real estate facilities, net	180,061,324	86,455,272
Cash and cash equivalents	52,720,171	3,642,631
Other assets, net	5,825,906	3,156,769
Debt issuance costs, net	465,378	292,160
Intangible assets, net	856,979	391,143
Total assets	$239,929,758	$93,937,975
LIABILITIES AND EQUITY
Secured debt, net	$5,594,779	$12,509,308
Accounts payable and accrued liabilities	3,800,992	1,499,984
Due to affiliates	3,406,088	963,535
Distributions payable	833,488	305,764
Total liabilities	13,635,347	15,278,591
Commitments and contingencies
Redeemable common stock	5,679,485	1,086,603
Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2017 and 2016	—	—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 18,942,639 and 8,607,246 shares issued and outstanding at December 31, 2017 and 2016, respectively	18,943	8,607
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 7,566,333 and 1,716,957 issued and outstanding at December 31, 2017 and 2016, respectively	7,567	1,717
Additional paid-in capital	247,552,584	92,442,198
Distributions	(10,655,612)	(2,010,167)
Accumulated deficit	(16,607,616)	(12,655,490)
Accumulated other comprehensive income (loss)	371,923	(153,079)
Total Strategic Storage Growth Trust, Inc. equity	220,687,789	77,633,786
Noncontrolling interests in our Operating Partnership	(72,863)	(61,005)
Total equity	220,614,926	77,572,781
Total liabilities and equity	$239,929,758	$93,937,975

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	2017	2016	2015
Revenues:
Self storage rental revenue	$13,641,041	$9,240,486	$4,708,208
Ancillary operating revenue	145,320	73,273	149,199
Total revenues	13,786,361	9,313,759	4,857,407
Operating expenses:
Property operating expenses	5,945,010	4,016,072	2,205,173
Property operating expenses – affiliates	1,755,632	982,736	558,250
General and administrative	2,135,876	1,865,419	1,224,892
Depreciation	3,930,501	2,169,600	1,161,013
Intangible amortization expense	873,164	1,128,959	946,146
Acquisition expenses - affiliates	2,023,134	753,090	822,798
Other property acquisition expenses	939,151	255,834	289,824
Total operating expenses	17,602,468	11,171,710	7,208,096
Operating loss	(3,816,107)	(1,857,951)	(2,350,689)
Other income (expense):
Interest expense	(120,241)	(1,420,961)	(651,479)
Interest expense – debt issuance costs	(398,149)	(636,467)	(375,319)
Other	378,555	(39,995)	1,766
Net loss	(3,955,942)	(3,955,374)	(3,375,721)
Less: Distributions to preferred unitholders in our Operating Partnership	—	(1,365,704)	(1,893,841)
Less: Accretion of preferred equity costs	—	(76,724)	(296,548)
Net loss attributable to the noncontrolling interests in our Operating Partnership	3,816	25,341	100,338
Net loss attributable to Strategic Storage Growth Trust, Inc. common stockholders	$(3,952,126)	$(5,372,461)	$(5,465,772)
Net loss per Class A share—basic and diluted	$(0.17)	$(0.99)	$(4.59)
Net loss per Class T share—basic and diluted	$(0.17)	$(0.99)	$(4.59)
Weighted average Class A shares outstanding—basic and diluted	16,810,702	5,003,663	1,190,486
Weighted average Class T shares outstanding—basic and diluted	6,363,218	442,316	1,250

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

	2017	2016	2015
Net loss (attributable to common stockholders)	$(3,952,126)	$(5,372,461)	$(5,465,772)
Add:
Depreciation	3,886,241	2,143,410	1,153,089
Amortization of intangible assets	873,164	1,128,959	946,146
Deduct:
Adjustment for noncontrolling interests	(4,225)	(13,543)	(42,167)
FFO (attributable to common stockholders)	803,054	(2,113,635)	(3,408,704)
Other Adjustments:
Acquisition expenses(1)	2,962,285	1,008,924	1,112,622
Adjustment for noncontrolling interests	(2,816)	(4,719)	(15,215)
MFFO (attributable to common stockholders)	$3,762,523	$(1,109,430)	$(2,311,297)

SSGT’s results of operations for the year ended December 31, 2017 as compared to the year ended December 31, 2016 have been significantly impacted by a favorable increase in same store net operating income results of approximately $1.1 million, a decrease in interest expense of approximately $1.3 million, a decrease in distributions to preferred interest holders of approximately $1.4 million, and an increase in other income of $0.4 million.

(1)

In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SSGT’s operating results:

•	Debt issuance cost amortization of approximately $0.4 million and $0.6 million, respectively, were recognized for the years ended December 31, 2017 and 2016.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

The following table sets forth operating data for our same-store facilities (those properties included in the consolidated results of operations since January 1, 2016, excluding one lease-up property we owned as of January 1, 2016) for the years ended December 31, 2017 and 2016. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities						Non Same-Store Facilities				Total
	2017		2016		% Change		2017	2016	% Change		2017		2016		% Change
Revenue(1)		$8,763,636		$7,609,080		15.2%	$5,022,725	$1,704,679		N/M		$13,786,361		$9,313,759		48.0%
Property operating expenses(2)		3,462,826		3,404,602		1.7%	3,333,527	1,176,989		N/M		6,796,353		4,581,591		48.3%
Operating income		$5,300,810		$4,204,478		26.1%	$1,689,198	$527,690		N/M		$6,990,008		$4,732,168		47.7%
Number of facilities		11		11			13	6				24		17
Rentable square feet(3)		837,000		837,000			966,700	403,500				1,803,700		1,240,500
Average physical occupancy(4)		94.2%		88.9%			N/M	N/M				82.4%	(6)	84.4%
Annualized rent per occupied square foot(5)		$11.97		$11.01			N/M	N/M				$12.39		$11.15

N/M Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, acquisition expenses and costs incurred in connection with the property management changes in the third quarter of 2017, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 154,000 and approximately 117,000 as of December 31, 2017 and 2016, respectively. On a same-store basis, for the same periods, parking represented approximately 79,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6)	Decrease in average physical occupancy for the year ended December 31, 2017 as compared to December 31, 2016 is a result of our acquisition of four lease-up properties during 2017.

SSGT’s increase in same-store revenue of approximately $1.2 million was the result of increased average physical occupancy of approximately 5.3% and increased rent per occupied square foot of approximately 8.7% for the year ended December 31, 2017 over the year ended December 31, 2016.

The following table presents a reconciliation of net loss to net operating income as presented on SSGT’s consolidated statements of operations for the periods indicated:

	For the Year Ended December 31,
	2017	2016
Net Loss	$(3,955,942)	$(3,955,374)
Adjusted to exclude:
Costs incurred in connection with the property management changes in the third quarter of 2017 (1)	167,532	—
Asset management fees (2)	736,757	417,217
General and administrative	2,135,876	1,865,419
Depreciation	3,930,501	2,169,600
Intangible amortization expense	873,164	1,128,959
Acquisition expenses - affiliates	2,023,134	753,090
Other property acquisition expenses	939,151	255,834
Interest expense	120,241	1,420,961
Interest expense - debt issuance costs	398,149	636,467
Other	(378,555)	39,995
Operating income	$6,990,008	$4,732,168

(1)	Costs incurred in connection with the property management changes are included in Property operating expenses – affiliates in the consolidated statements of operations.

(2) Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SSGT defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, costs incurred in connection with the property management change, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SSGT believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because

NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SSGT believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SSGT’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment

Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SSGT believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SSGT’s net income (loss) as determined under GAAP.

SSGT defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SSGT’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SSGT believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SSGT believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SSGT intends to have a relatively limited term of its operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SSGT has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SSGT believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on SSGT’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SSGT’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, that are expensed as operating expenses under GAAP. SSGT believes these fees and expenses do not affect its overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenses associated with that process, is a key feature of SSGT’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SSGT believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for SSGT’s offering, SSGT will use the proceeds raised in its offering, including under its distribution reinvestment plan, to acquire properties and SSGT expects to begin the process of achieving a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction) within three to five years after the completion of its offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, SSGT does not intend to continuously purchase assets and intends to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of the board of directors of SSGT. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non- traded REITs and which SSGT believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to SSGT’s net income (loss)

as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SSGT does not ultimately engage in a liquidity event. SSGT believes that, because MFFO excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired and that SSGT considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability

(that is, the capacity to continue to be maintained) of SSGT’s operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, SSGT believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. SSGT also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non- traded REIT industry. Further, SSGT believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SSGT’s operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on SSGT’s operating performance during the periods in which properties are acquired.

SSGT defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in

November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect

MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases,

reflect gains or losses which are unrealized and may not ultimately be realized.

SSGT’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SSGT excludes acquisition related expenses. The other adjustments included in the IPA’s Practice Guideline are not applicable to SSGT for the periods presented. Acquisition fees and expenses are paid in cash by SSGT, and it has not set aside or put into escrow any specific amount of proceeds from its offering to be used to fund acquisition fees and expenses. SSGT does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to SSGT’s advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SSGT, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SSGT is not able to raise additional proceeds from its offering, this could result in SSGT paying acquisition fees or reimbursing acquisition expenses due to its advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or SSGT may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SSGT views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SSGT uses MFFO and the adjustments used to calculate it in order to evaluate its performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SSGT does not continue to operate in this manner. SSGT believes that its use of MFFO and the adjustments used to calculate it allow it to present its performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SSGT’s offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to SSGT’s current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SSGT believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SSGT’s performance, as an alternative to cash flows from operations, which is an indication of SSGT’s liquidity, or indicative of funds available to fund SSGT’s cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of SSGT’s performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SSGT uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SSGT would have to adjust its calculation and characterization of FFO or MFFO.

About Strategic Storage Growth Trust, Inc. (“SSGT”):

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 25 operating self storage facilities located in ten states comprising approximately 16,600 self storage units and approximately 1.8 million net rentable square feet of storage space. Additionally, SSGT owns two development properties in the Greater Toronto Area which will be comprised of approximately 1,700 self storage units and 170,000 net rental square feet of storage space once completed.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage assets, along with student and senior housing. SmartStop has approximately $1.5 billion of real estate assets under management, including 113 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 71,000 units and 8.2 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of Strategic Storage Trust II, Inc., SSGT and Strategic Storage Trust IV, Inc., all public non-traded REITs focusing on self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.